UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2014

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)                                 Boston Scientific Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 6, 2014 at its Corporate Headquarters located in Natick, Massachusetts.

(b)                                 The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

(1)                     All eleven director nominees were elected to the Company’s Board of Directors for a one-year term to hold office until the Company’s 2015 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Bruce L. Byrnes	1,060,505,874	7,245,394	72,859,222
Nelda J. Connors	1,059,563,807	8,187,461	72,859,222
Kristina M. Johnson	1,062,539,427	5,211,841	72,859,222
Edward J. Ludwig	1,063,292,389	4,458,879	72,859,222
Michael F. Mahoney	1,056,550,951	11,200,317	72,859,222
Ernest Mario	955,297,133	112,454,135	72,859,222
N.J. Nicholas, Jr.	1,051,151,453	16,599,815	72,859,222
Pete M. Nicholas	1,050,003,145	17,748,123	72,859,222
Uwe E. Reinhardt	1,053,874,765	13,876,503	72,859,222
David J. Roux	1,063,362,956	4,388,312	72,859,222
John E. Sununu	1,059,092,516	8,658,752	72,859,222

(2)                     The advisory vote on the compensation for the Company’s “Named Executive Officers” as disclosed in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”) was approved.

For	Against	Abstain	Broker Non-Votes
953,886,735	107,834,346	6,030,187	72,859,222

(3)                     The amendment and restatement of the Company’s 2006 Global Employee Stock Ownership Plan, as amended, was approved.

For	Against	Abstain	Broker Non-Votes
1,052,420,894	8,758,738	6,571,636	72,859,222

(4)                     The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was ratified.

For	Against	Abstain	Broker Non-Votes
1,128,909,538	9,567,795	2,133,157	N/A

(5)                     The stockholder proposal regarding accountability in animal experimentation as described in the

Proxy Statement was not approved.

For	Against	Abstain	Broker Non-Votes
40,915,396	786,785,293	240,050,579	72,859,222

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: May 8, 2014	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel